UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street, Cincinnati, OH	45209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 19, 2010, Kirk and Blum Manufacturing Co. (“K&B”), an indirectly wholly owned subsidiary of CECO Environmental Corp. (“CECO”), entered into a Purchase Agreement (the “Purchase Agreement”) with Vandercar, LLC, an Ohio limited liability company (the “Purchaser”) for the sale of the Cincinnati manufacturing and corporate office facilities. The purchase price is $2,800,000.00 if the closing takes place on or before November 3, 2010, $2,900,000.00 if the closing takes place between November 3, 2010 and November 30, 2010, $3,000,000,00 if the closing takes place between December 1, 2010 and December 15, 2010 or $3,100,000.00 if the Closing takes places between December 16, 2010 and December 31, 2010, in each case plus or minus tax and assessment prorations.

The Purchase Agreement provides for closing on or before December 31, 2010. The Purchaser may direct an earlier closing upon seven days’ prior notice. K&B has the right to remain on the property for 90 days after closing. K&B also may exercise an option to lease one or more of the buildings on the property for a one year period beginning on the first day after closing at a rate of $1.00 per square foot of space contained in each building. K&B will also have an option to extend such lease up to an additional three (3) months on the same terms and conditions and at the same rental rate that existed for the initial term of such lease. K&B will be responsible for paying all real estate taxes, insurance costs, utility costs and other occupancy and operation costs for any such leased property during its period of occupancy.

CECO and K&B are searching for a suitable property for certain of the operations currently at the Cincinnati property. As previously announced, the K&B Contracting Services and Fabrication operations at the Cincinnati facilities will be relocated to other CECO facilities.

The closing of the acquisition is subject to various customary closing conditions. Additionally, closing is subject to certain special conditions such as the negotiation of a lease agreement in the event K&B exercises its option to lease any portion of the property. The Purchaser also has an inspection right for sixty days, during which the Purchaser may terminate the Agreement if Purchaser finds the inspection to be unsatisfactory for any or no reason.

This report contains statements about the future, sometimes referred to as “forward—looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” plan,” “intend” and similar words and expressions. Forward—looking statements are not guarantees of completion of proposed transactions, availability of tax-free treatment, or similar matters. Forward—looking statements are subject to risks and uncertainties outside CECO’s control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see CECO’s other SEC reports.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2010	CECO Environmental Corp.

	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Vice President—Finance and Administration
and Chief Financial Officer

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